Exhibit 10.35
                                                                  -------------

                                 NAVATION, INC.
                          30 EAST 85TH STREET, SUITE 3B
                            NEW YORK, NEW YORK 10028



                                                    Dated as of March 27, 2009


NextWave Wireless LLC
NextWave Wireless Inc.
12670 High Bluff Drive
San Diego, CA 92130

Attention:  Board of Directors



                   Working Capital Facility Commitment Letter
                   ------------------------------------------


Ladies and Gentlemen:

                  You have advised Navation, Inc. ("Navation") that NextWave Wireless Inc., a corporation organized under the laws of the State of Delaware (the "Parent"), and NextWave Wireless LLC, a limited liability company organized under the laws of the State of Delaware (the "Company", and together with the Parent, "you"), are seeking financing for the Company in the form of a secured working capital facility providing the ability to borrow up to $15 million (the "Credit Facility" or the "Financing") to be evidenced by an issuance of notes, as described in the Confidential Term Sheet attached hereto as Annex I (the "Term Sheet"). All references to "dollars" or "$" in this agreement and the attachments and annexes hereto (collectively, this "Commitment Letter") are references to United States dollars.

                  Immediately following the consummation of the Financing, none of the Parent, the Company or any of their respective subsidiaries will have any indebtedness or preferred stock other than in connection with (i) the Company's 7% Senior Secured Notes due 2010 (the "First Lien Notes"), (ii) the Company's Senior-Subordinated Secured Second Lien Notes due 2010 (the "Second Lien Notes"), (iii) other indebtedness permitted under the First Lien Notes as of the date hereof, and (iv) the Third Lien Subordinated Secured Convertible Notes due 2011 (the "Third Lien Notes"; the debt evidenced by the First Lien Notes, the Second Lien Notes and the Third Lien Notes, collectively, the "Existing Debt").

         Commitments.
         ------------

                  You have requested that Navation commit to the establishment of the Credit Facility. Navation is pleased to advise you of its binding commitment to provide the Credit Facility upon the terms and subject to the conditions set forth or referred to in this Commitment Letter and the Term Sheet. Navation reserves the right, prior to or after execution of the Facility Documentation (as defined below), in consultation with you, to syndicate all or a portion of its commitment to one or more of the Company's existing secured note holders or their affiliates that will become parties to the Facility Documentation (Navation and the institutions becoming or agreeing to become parties to the Facility Documentation with respect to all or a portion of the Credit Facility, as identified to you in writing by Navation from time to time, the "Credit Providers").

                  The initial borrowing of funds under the Credit Facility shall be subject to the execution and delivery of definitive documentation (i) with respect to the Credit Facility (including, without limitation, note purchase agreements, guarantees, security documentation, and collateral agency agreements, in each case in form and substance identical to the analogous Second Lien Documents (as such term is defined in the Conditions Annex), except for such changes therein relating to interest rate, maturity, rights relating to working capital collateral and other terms necessary or appropriate to reflect the terms and conditions which are set forth herein and in the Term Sheet and the Conditions Annex; an agreement between the Second Lien Note holders and the Credit Providers governing their respective rights, including in respect of the voting and amendment rights as set forth in the Term Sheet; and the Intercreditor Amendment (as defined below)) and (ii) with respect to the warrants as described in the Term Sheet (collectively, the "Facility Documentation") in form and substance reasonably satisfactory to the Credit Providers reflecting the terms and conditions set forth in the Term Sheet and in Annex II hereto (the "Conditions Annex"). The "Intercreditor Amendment" shall be an amendment to the existing Intercreditor Agreement, in which the liens granted pursuant to the terms hereof on the Shared Collateral (as defined in the Term Sheet) shall be made subject (mutatis mutandis) to the provisions of the Intercreditor Agreement with respect to such Shared Collateral on the same basis as the Second Priority Liens (as defined therein), it being understood that the Credit Providers shall be entitled to exercise all the rights of a senior creditor with respect to the Credit Facility (i.e. the Credit Facility shall not be payment subordinated pursuant to Section 3.02 of the Intercreditor Agreement or otherwise) and of a first priority secured creditor with respect to the Designated Collateral (as defined in the Term Sheet), and that the liens granted pursuant to the terms hereof on the Designated Collateral shall be first priority liens not subject in any way to the Intercreditor Agreement. Such amendment shall further provide that no other party shall, by reason of the Intercreditor Agreement or the First, Second or Third Lien Documents be entitled to any lien on the Designated Collateral.

                  If you or your direct or indirect subsidiaries secure operating capital that is not required to be used to repay or prepay the Existing Debt, including advances against royalties, pre-paid non-recurring engineering expenses or ordinary course contract services, but, in the case of operating capital secured from a customer in the form of such advances or prepayments , only to the extent that such items exceed the corresponding revenue amounts for such customer reflected in the PacketVideo Corporation revenue plan (including the applicable supporting documents therefor) that was incorporated into the 2009 operating plan, which forecasts revenue through March 31, 2010 and was approved by the Governance Committee of the Board of Directors of the Company on March 27, 2009 ("Operating Capital") from a strategic investor, asset sale or disposition or other corporate transaction, then (a) you shall utilize such Operating Capital to repay any principal, interest, penalties or other monetary obligations then outstanding under the Credit Facility ("Borrowed Amounts"), which repayment shall permanently reduce the commitment under the Credit Facility by the amount of principal included in the Borrowed Amounts and (b) to the extent that after repayment of Borrowed Amounts, if any, additional Operating Capital remains available ("Unapplied Operating Capital"), you, on the one hand, and Navation and the other Credit Providers, if any, on the other hand, shall each have the right by written notice to the other parties hereto to terminate a portion of the Credit Providers' commitments hereunder and, if applicable, under the Facility Documentation (which termination shall be allocated pro rata among all Credit Providers based on their then-existing commitments), in an amount of such Unapplied Operating Capital, whether or not


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
the Facility Documentation has been executed at such time. In the event all of the Credit Providers' commitments hereunder and, if applicable, under the Facility Documentation are terminated pursuant to this paragraph then the warrants provided for in the Term Sheet shall not become payable, but the expense reimbursement, indemnification and governing law and forum provisions hereof shall survive. You hereby represent to us that (i) your receipt of funds that may constitute Operating Capital is not required to be used to repay or prepay the Existing Debt except to the extent that such funds relate to Asset Sales (as defined in the Note Purchase Agreement dated October 9, 2008, governing the Second Lien Notes, as it may be amended from time to time), (ii) you have delivered to us a true, correct and complete copy of the PacketVideo Corporation revenue plan (including the applicable supporting documentation therefor setting forth the revenue by customer) that was incorporated into the 2009 operating plan approved by the Governance Committee of the Board of Directors of the Company on March 27, 2009 and (iii) the PacketVideo revenue plan delivered to you does not include any customer advances or prepayments.

         Information.
         ------------

                  You hereby represent and covenant that (a) all information (other than the financial projections (the "Projections")) that has been or will be made available to the Credit Providers by you or any of your representatives in connection with the transactions contemplated hereby (the "Information"), when taken as a whole, is and will be complete and correct in all material respects and does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein, in the light of the circumstances under which such statements are made, not misleading and (b) the Projections that have been or will be made available to the Credit Providers by you or any of your representatives in connection with the transactions contemplated hereby have been and will be prepared in good faith based upon assumptions believed by you to be reasonable (it being understood that projections by their nature are inherently uncertain and no assurances are being given that the results reflected in the Projections will be achieved). The representations and covenants contained in this paragraph shall remain effective until the initial funding under the Facility Documentation and thereafter the disclosure representations contained herein shall be superseded by those contained in the Facility Documentation.

         Fees and Compensation.
         ----------------------

                  As consideration for Navation's commitment with respect to the Credit Facility, you agree to pay, or cause to be paid, to Navation in immediately available funds the fees set forth in the Term Sheet under the heading "Commitment Fee." Once paid, all such fees shall be fully earned and shall not be refundable under any circumstances.

         Indemnity and Expenses.
         -----------------------

                  By your acceptance below, you hereby agree to indemnify and hold harmless the Credit Providers and each of their respective affiliates (including, without limitation, controlling persons) and the directors, officers, employees, advisors and agents of the foregoing (each, an "Indemnified Person") from and against any and all losses, claims, costs, expenses, damages or liabilities (or actions or other proceedings commenced or threatened in respect thereof) relating to any third party claims that arise out of or in connection with this Commitment Letter, the Credit Facility or any of the transactions contemplated hereby or thereby, and to reimburse each Indemnified Person promptly upon its written demand for any legal or other expenses incurred in connection with investigating, preparing to defend or defending against, or participating in, any such loss, claim, cost, expense, damage, liability or action or other proceeding (whether or not such Indemnified Person is a party to any action or proceeding); provided that any such obligation to indemnify, hold harmless and reimburse an Indemnified Person shall not be applicable to the extent determined by a final, non-appealable judgment of a court of competent jurisdiction to have resulted primarily from the gross negligence or willful misconduct of such Indemnified Person.

                  You shall not be liable for any settlement of any such proceeding effected without your written consent, but if settled with such consent or if there shall be a final judgment against an Indemnified Person, you shall, subject to the proviso in the preceding sentence, indemnify such Indemnified Person from and against any loss or liability by reason of such settlement or judgment. You shall not, without the prior written consent of any Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which such Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement (i) includes an unconditional release of such Indemnified Person from all liability or claims that are the subject matter of such proceeding and (ii) does not include a statement as to or an admission of fault, culpability, or a failure to act by or on behalf of such Indemnified Person. No Credit Provider shall be responsible or liable to you or any of your respective subsidiaries, affiliates or stockholders or any other person or entity for any indirect, special, punitive or consequential damages which may be alleged as a result of or arise out of or in connection with this Commitment Letter, the Credit Facility, the Facility Documentation or the transactions contemplated hereby or thereby. In addition, you hereby agree to reimburse the Credit Providers upon demand for all reasonable out-of-pocket costs and expenses (including, without limitation, legal fees of counsel to each of the Credit Providers (not to exceed two such separate counsel), costs and expenses and all costs relating to due diligence and the preparation and negotiation of all documents relating to the transactions contemplated by this Commitment Letter) incurred in connection with the establishment of the Credit Facility and the transactions contemplated thereby, and the preparation, review, negotiation, execution and delivery of this Commitment Letter and the Facility Documentation and the administration, amendment, modification or waiver thereof (or any proposed amendment, modification or waiver), whether or not any extensions of credit are made under the Credit Facility. The foregoing provisions of this paragraph shall be in addition to any rights that any Indemnified Person may have at common law or otherwise.

         Conflicts of Interest.
         ----------------------

                  You acknowledge that (and waive any conflict of interest arising in connection with):

                  (a) the Credit Providers and/or their affiliates (the "Credit Provider Group"), in their capacity as principal or agent, are involved in a wide range of investment activities globally (including investment advisory; asset management; and trading) from which conflicting interests or duties may arise and therefore, conflicts may arise between duties of Credit Provider Group members hereunder and other duties or interests of Credit Provider Group members;

                  (b)      any Credit Provider Group member may, at any time,
                           (i) provide services to any other person, (ii) engage in any transaction (on its own account or otherwise) with respect to you or any member of the same group as you (including, without limitation, holding any First Lien Notes, Second Lien Notes or Third Lien Notes), (iii) serve as a member of your governing body or of the governing body of any member of the same group as you or any of committees of such respective governing bodies or (iv) act in relation to any matter for any other person whose interests may be adverse to you or any member of your group (a "Third Party"), and may retain for their own benefit any related remuneration or profit, notwithstanding that a conflict of interest exists or may arise and/or any Credit Provider Group member is in possession or has come or comes into possession (whether before, during or after the agreements hereunder) of information confidential to you; provided that such information shall not be shared with any Third Party. You accept that permanent or ad hoc arrangements/information barriers may be used between and within divisions of the Credit Provider Group members for this purpose and that locating directors, officers or employees in separate workplaces is not necessary for such purpose;

                  (c) information which is held elsewhere within the Credit Provider Group but of which none of the individual directors, officers or employees having the conduct of transactions contemplated by this letter actually has knowledge (or can properly obtain knowledge without breach of internal procedures), shall not for any purpose be taken into account in determining a Credit Provider Group member's responsibilities to you hereunder; and

                  (d) Credit Provider Group members shall not have any duty to disclose to, or utilize for the benefit of, you, any non-public information acquired in the course of providing services to any other person, engaging in any transaction (on its own account or otherwise) or otherwise carrying on its business.

         Governing Law, Etc.
         -------------------

                  This Commitment Letter and the Credit Providers' commitment shall not be assignable by you without the prior written consent of the Credit Providers and any purported assignment without such consent shall be void. The Credit Providers reserve the right to employ the services of their respective affiliates in providing services contemplated by this Commitment Letter and to allocate, in whole or in part, to their affiliates certain fees payable to the Credit Providers in such manner as they and their affiliates may agree in their sole discretion. You also agree that the Credit Providers, as applicable, may at any time and from time to time assign all or any portion of their respective commitments hereunder to one or more of their respective affiliates. You further acknowledge that the Credit Providers may share with any of their affiliates, and such affiliates may share with the Credit Providers, any information related to you or any of your respective subsidiaries or affiliates (including, without limitation, information relating to creditworthiness) and the transactions contemplated hereby. The Credit Providers agree to treat, and cause any such respective affiliate to treat, all non-public information provided to the Credit Providers by you as confidential information in accordance with their customary practices.

                  This Commitment Letter may not be amended or any provision hereof waived or modified except by an instrument in writing signed by Navation, each other Credit Provider, if any, and you. This Commitment Letter may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature page of this Commitment Letter by facsimile transmission or by pdf shall be effective as delivery of a manually executed counterpart of this Commitment Letter. Headings are for convenience of reference only and shall not affect the construction of, or be taken into consideration when interpreting, this Commitment Letter. This Commitment Letter is intended to be for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, and may not be relied on by, any persons other than the parties hereto and, with respect to the indemnification provided under the heading "Indemnity and Expenses," each Indemnified Person.

                  THIS COMMITMENT LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WILL BE REQUIRED THEREBY. Any right to trial by jury with respect to any claim or action arising out of this Commitment Letter is hereby waived. You hereby submit to the non-exclusive jurisdiction of the federal and New York State courts located in The City of New York (and appellate courts thereof) in connection with any dispute related to this Commitment Letter or any of the matters contemplated hereby, and agree that service of any process, summons, notice or document by registered mail addressed to you shall be effective service of process against you for any suit, action or proceeding relating to any such dispute. You irrevocably and unconditionally waive any objection to the laying of such venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. A final judgment in any such suit, action or proceeding brought in any such court may be enforced in any other courts to whose jurisdiction you are or may be subject by suit upon judgment.

                  Please indicate your acceptance of the terms hereof by returning to Navation executed counterparts of this Commitment Letter. This Commitment Letter and Navation's commitment hereunder are conditioned upon your acceptance hereof, and Navation's receipt of an executed counterpart hereof. Upon your execution and delivery of this Commitment Letter, you shall be bound to the terms and agreements contained in this Commitment Letter. Unless otherwise extended by the parties, this Commitment Letter and Navation's commitment hereunder shall remain in full force and effect until the earlier of the execution of the Facility Documentation, in which case the Facility Documentation shall supercede this Commitment Letter, or June 30, 2010. The fees and compensation, expense reimbursement, indemnification and governing law and forum provisions hereof and in the Term Sheet shall survive termination of (i) this Commitment Letter (or any portion hereof) and (ii) any or all of Navation's commitment hereunder.

                            [Signature Page Follows]

                  Navation is pleased to have been given the opportunity to assist you in connection with the Financing.



Very truly yours,


NAVATION, INC.

By: /s/ Allen Salmasi
    --------------------------------------
    Name: Allen Salmasi
    Title: President



Accepted and agreed to as of the date first written above:


NEXTWAVE WIRELESS LLC

By: /s/ Francis J. Harding
    --------------------------------------
    Name: Francis J. Harding
    Title: Executive Vice President



NEXTWAVE WIRELESS INC.

By: /s/ Francis J. Harding
    --------------------------------------
    Name: Francis J. Harding
    Title: Executive Vice President










                       Signature Page to Commitment Letter

                                     ANNEX I
                                     -------

                              NEXTWAVE WIRELESS LLC
                              ---------------------
                     SECURED WORKING CAPITAL CREDIT FACILITY
                     ---------------------------------------

                                   TERM SHEET
                                   ----------

         This term sheet (the "Term Sheet") sets forth the terms of the Secured Working Capital Facility (the "Credit Facility") provided for under the binding Commitment Letter, dated as of March 27, 2009, between NextWave Wireless LLC (the "Company"), a wholly-owned subsidiary of NextWave Wireless Inc. (the "Parent"), the Parent and Navation, Inc. ("Navation"). All capitalized terms used but not defined herein shall have the meanings provided in the Commitment Letter to which this Term Sheet is attached.


Borrower:                           The Company.

Lenders: Navation and its permitted successors and assigns.

Collateral Agent:                   The Bank of New York Mellon; provided, that
                                    the Lenders may elect to select a different collateral agent for the Designated
                                    Collateral in the event that counsel for the Lenders determines that there is a conflict of interest between the interests of creditors having a lien in the Shared
                                    Collateral (including creditors under the
                                    Existing Debt) and creditors having an
                                    interest in the Designated Collateral.

Credit Facility:                    Secured Working Capital Credit Facility
                                    under which Navation has committed to extend to the Company up to $15 million under a working capital facility, as loans evidenced by an issuance of notes, for the purpose of funding the operations of the Company and its affiliates.

Borrowings:                         Subject to satisfaction of the conditions to
                                    funding provided in Annex II (the "Borrowing
                                    Conditions"), the Company shall be permitted to borrow up to an aggregate of $15 million in one or more borrowings evidenced by an issuance of notes, on or after the Initial
                                    Borrowing Date from the Lenders. Each
                                    borrowing under the Facility Documentation shall be in a minimum aggregate amount of $1,000,000, and additional increments of
                                    $500,000. Subject to the foregoing, the
                                    Company shall have the ability to determine the amount of each borrowing in its sole discretion (up to the full amount of the availability of $15 million), provided that no more than one borrowing shall be permitted in a given calendar week. All borrowings under the Facility Documentation shall be referred to in aggregate as "Loans" and the notes evidencing them shall be referred to as "Notes." Borrowings under the Credit Facility may be repaid but not redrawn.

                                    No borrowing shall be permitted prior to June 1, 2009, and all Facility Documentation must have been executed by the parties prior to the making of any Loans. Borrowing requests shall be funded within 2 business days of submission, subject to satisfaction of all Borrowing Conditions and the conditions specified in "Conditions to Each Draw" below.

Principal Amount:                   The "Principal Amount" of the Loans shall
                                    mean the aggregate amount of indebtedness outstanding from time to time under the Credit Facility, as such amount may be increased (as a result of accruals, borrowings or otherwise) or decreased (as a result of repayments) from time to time in accordance with the terms herein.

Stated Maturity Date:               The Notes under the Credit Facility will
                                    mature and all unused commitments shall
                                    expire on September 30, 2010.

Interest Rate:                      The Loans will accrue PIK interest at a rate
                                    of 14% per annum accruing daily and
                                    compounding quarterly on the Principal
                                    Amount, and calculated on a 360-day year basis. All such PIK interest shall become part of the Principal Amount and shall be due and payable at the time the Principal
                                    Amount becomes due and payable.

                                    In each case above, if at any time an event of default has occurred and is continuing, the then Principal Amount of the Loans (including any accrued and capitalized PIK interest) will thereafter accrue interest at a rate per annum equal to the sum of 2% plus the interest rate then otherwise in effect, calculated on a daily basis.

Mandatory Repayment Provisions:     o        After the date on which the First
                                             Lien Notes are paid in full, upon
                                             any Asset Sale (as defined in the
                                             Second Lien Documents, subject to
                                             the following sentence), the Loans
                                             will be subject to mandatory
                                             repayment, in whole or from
                                             time-to-time in part, from the Net
                                             Proceeds (as defined in the Second
                                             Lien Documents) from any such Asset
                                             Sale, on a pari passu basis with
                                             the Second Lien Notes, at par plus
                                             (A) any accrued and unpaid interest
                                             to the date of redemption, and (B)
                                             a make-whole payment amount based
                                             upon the present values of PIK
                                             interest and cash interest accruals
                                             and payments on the Notes that
                                             would accrue or be payable at the
                                             rates provided herein to the Stated
                                             Maturity Date (each, the
                                             "Applicable Repayment Price"). The
                                             "Asset Sale" definition in the
                                             First, Second and Third Lien
                                             Documents shall be amended to
                                             exclude any disposition of
                                             Designated Collateral.

                                    o        The present values will be
                                             calculated by discounting the
                                             amount of each payment of PIK
                                             interest from the date that each
                                             such payment would have been
                                             payable, but for the repayment, to
                                             the repayment date at a discount
                                             rate equal to applicable U.S.
                                             Treasury rate, plus 50 basis
                                             points.

Warrants:                           On the initial borrowing date (the "Initial
                                    Borrowing Date") the Parent shall issue to the Lenders, pro rata, penny warrants providing for the issuance of an aggregate of 7.5 million shares of Parent common stock
                                    (the "Warrants"). Such Warrants shall be in the same form as those previously issued to the Second Lien Note holders. The Warrants


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
                                    will also have a 9.9% savings clause for any Lender that requests such a limitation. The common stock underlying the Warrants will have the benefit of registration rights pursuant to the Registration Rights Agreement entered into in connection with the October 2008 issuance of the Second Lien Notes, pursuant to an amendment thereof in form and substance satisfactory to the Lenders.

Commitment Fee:                     On the earlier of (i) the date on which the
                                    Company publicly announces or discloses the execution of, and (ii) the date that is five business days after the date of, the Commitment Letter to which this Term Sheet is attached, the Company shall pay Navation a Commitment Fee equal to $750,000 in immediately available funds.

Collateral and Guarantees:          The Loans shall be guaranteed on the same
                                    terms as those set forth in the Second Lien
                                    Documents and the security interests granted by guarantors in support of such guarantees shall be subordinated only to the liens securing the First Lien Notes for so long as such notes are outstanding.

                                    The Loans shall be secured by a first
                                    priority lien (pursuant to pledge
                                    documentation satisfactory to the Lenders) on the accounts receivable, revenue contracts and inventory of the Company's subsidiary PacketVideo Corporation
                                    ("PacketVideo"), and each of PacketVideo's subsidiaries, including any proceeds of the foregoing (such collateral, the "Designated Collateral"). It is understood that the Credit Providers shall be entitled to exercise all the rights of a senior creditor with respect to the Credit Facility and as a first priority secured creditor with respect to the Designated Collateral.

                                    In addition, the Loans and the guarantees of the Loans shall be also be secured by a second priority lien, pari passu with the Second Lien Note holders and pursuant to documentation in the same form as the documentation governing the security interests securing the Second Lien Notes, over the Collateral (as such term is defined in the Intercreditor Agreement (the "Shared Collateral" and, together with the Designated Collateral, the "Total Collateral"). The ability of the Lenders to exercise any rights or remedies with respect to the Shared Collateral shall be subject to the terms set forth in an Intercreditor Agreement, as amended by the Intercreditor Amendment (as defined in the Commitment Letter).

                                    For the avoidance of doubt, the Loans
                                    pursuant to the Credit Facility shall be senior debt (i.e. shall not be subordinated in right of payment to any other debt) and shall be pari passu with the Second Lien Notes only in respect of the Shared Collateral.

Asset Sales:                        After the date on which the First Lien Notes
                                    are paid in full, Net Proceeds from Asset
                                    Sales must be applied to repay the Loans at the Applicable Repayment Price specified above, on a pari passu basis with the Second
                                    Lien Notes.


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
Conditions to Each Draw:            The Borrowing Conditions relating to the
                                    Initial Borrowing Date are set forth in
                                    Annex II. Conditions precedent to each
                                    borrowing under the Credit Facility
                                    subsequent to the Initial Borrowing Date will be (1) the absence of any continuing default or event of default, (2) the accuracy of all representations and warranties, (3) receipt of a customary borrowing notice no later than two business days prior to the date of the proposed borrowing, and (4) there being no legal bar to the Lenders making the Loan.

Covenants Generally:                The note purchase agreement for the Credit
                                    Facility and Notes shall contain covenants that are the same as those contained in the Second Lien Documents, with such changes as are necessary or appropriate to implement the terms set forth in this Term Sheet.

Representations and Warranties:     The note purchase agreement for the Credit
                                    Facility and Notes shall contain
                                    representations and warranties that are the same as those in the Second Lien Documents, with such changes as are necessary or appropriate to implement the terms set forth in this Term Sheet, and shall include in any event a representation and warranty that no portion of the Designated Collateral constitutes Shared Collateral.

Events of Default:                  The terms shall be the same as those in the
                                    Second Lien Documents, with such changes as are necessary or appropriate to implement the terms set forth in this Term Sheet.

Voting / Amendments:                The holders of the Notes and the
                                    then-existing holders of the Second Lien
                                    Notes shall enter into an agreement that provides for all such holders to vote as one class in respect of the Second Lien Notes and the Notes for the purpose of approving different types of amendments, waivers and modifications, except for (i) votes on amendments, modifications and waivers of the types described in the second proviso to
                                    Section 10.3(a) of the purchase agreement governing the Second Lien Notes, and (ii) actions relating to "sacred rights" representations, warranties, covenants, events of default, remedies and other provisions (all to be agreed on by, and satisfactory in form and substance to, the then-existing holders of the Second Lien
                                    Notes and the holders of the Notes) relating to the Designated Collateral or the Credit
                                    Facility or the documentation governing the Designated Collateral or the Credit
                                    Facility, as to which amendments,
                                    modifications and waivers regarding the
                                    matters described in clauses (i) and (ii) the holders of the Notes and the then-existing holders of the Second Lien
                                    Notes shall vote as separate classes.

Use of Proceeds:                    The proceeds from the Credit Facility shall
                                    be used solely for the ordinary course
                                    operations of the business and shall not be used for any other purpose, including any acquisition of any assets or business.

Definitive Agreements:              The Facility Documentation will include, but
                                    not be limited to, the following:

                                        o    Secured Working Capital Notes
                                             Purchase Agreement

                                        o    Notes

                                        o    Security Agreements (including
                                             applicable collateral
                                             documentation)

                                        o    Intercreditor Agreement (as
                                             amended)

                                        o    Warrant Agreement

                                        o    Registration Rights Agreement (as
                                             amended)

                                        o    Parent Guarantees

                                        o    Subsidiary Guarantees

                                        o    Collateral Agency Agreements

                                    Except as otherwise specified in the
                                    Commitment Letter or this Term Sheet, the definitive agreements shall be on terms the same as those in the Second Lien Documents, with such changes as are necessary or appropriate to implement the terms set forth in this Term Sheet..

Intercreditor Agreement/Consents:   Consent of the First, Second and Third Lien
                                    Note holders (collectively, the "Required
                                    Consents") is required in order to provide for the consummation of the transactions contemplated herein, for the grant of the second lien security interest, for the apportionment of Net Proceeds of Asset Sales pro rata with the Second Lien Notes, for the amendment of the Intercreditor Agreement, the Registration Rights Agreement and certain other agreements and documents, and for certain other provisions contemplated herein.

Disposition of Semiconductor
Business Assets:                    Navation shall have a right of first refusal
                                    with regard to any disposition of NextWave's semiconductor business assets, the existence of which right of first refusal shall not affect Navation's commitment under the
                                    Commitment Letter or the Credit Facility. To the extent that Navation, either directly or indirectly, acquires or facilitates through third parties the acquisition of NextWave's semiconductor business assets, the amount of its commitment under the Credit Facility would be reduced by the total amount of liabilities, obligations and expenses of the Company or its subsidiaries actually acquired, assumed, paid or otherwise caused to be released in the transaction, up to $2 million. The Company understands that Mr.
                                    Salmasi is exploring with third parties the acquisition of the assets of the Company's semiconductor business unit, and the Company agrees to provide commercially reasonable support in those discussions and assist in the appropriate transactions and transitions, it being understood that the Company's level of support in such transactions shall not provide a basis to withhold funding under the Credit Facility.

Board Nomination Arrangement:       The Board of Directors of the Company has
                                    adopted a resolution, which shall not be revoked or rescinded, which provides that Mr. Allen Salmasi shall be nominated to the Board, and shall serve as Chairman of the Board of Directors, for another term commencing at the general shareholders meeting planned for June 2009.

Assignments/Participations:         On the terms as contemplated by the
                                    Commitment Letter and in the form attached as Annex III thereto.

Lenders' Counsel:                   Up to two legal counsels, each of which
                                    shall represent one or more Lenders.

Governing Law and Forum:            New York

                                    ANNEX II
                                    --------

                             CONDITIONS TO BORROWING
                             -----------------------


                  The initial borrowing of funds under the Commitment Letter and the Credit Facility are subject to the conditions set forth in the Commitment Letter and satisfaction of each of the conditions precedent set forth below. All capitalized terms used but not defined herein shall have the meanings provided in the Commitment Letter to which this Annex II is attached.

         1. All of the conditions set forth under "Borrowings" in the Term Sheet shall have been satisfied (including the requirement that no borrowing occur prior to June 1, 2009) and there shall be no legal bar to the Lenders making the Loan.

         2. The representations and warranties contained in the Commitment Letter and in the Facility Documentation shall be true and accurate as of the date of the initial borrowing of funds as though made as of such date. No default or event of default shall exist (or shall result from the entry into the Facility Documentation, the borrowings thereunder or the consummation of the transactions contemplated thereby or by the Commitment Letter) under any financing agreement (including without limitation the Existing Debt Documentation) or any other material agreement to which the Parent or any of its subsidiaries is a party or is otherwise bound.

         3. No portion of the Designated Collateral shall constitute Collateral (as defined in the Intercreditor Agreement).

         4. All Facility Documentation shall be in form and substance satisfactory to the Credit Providers, and the Credit Providers shall have received duly executed counterparts of the Facility Documentation.

         5. The Warrants, as defined in and contemplated by the Term Sheet, shall have been issued.

         6. The Parent and its subsidiaries and the transactions contemplated by the Commitment Letter shall be in compliance, in all material respects, with all applicable foreign and U.S. federal, state and local laws and regulations, including all applicable environmental laws and regulations. All governmental, shareholder and third party approvals necessary or advisable in connection with the Financing and the other transactions contemplated by the Commitment Letter (including, without limitation, stock exchange approvals) and the continuing operations of the business of the Parent and its subsidiaries shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the Financing and the other transactions contemplated by the Commitment Letter and no law or regulation shall be applicable which could reasonably be expected to have such effect.

         7. The Credit Providers shall have received all opinions, certificates, resolutions, corporate and public records, insurance certificates (and related endorsements), such documentation as may be necessary or appropriate to create a perfected, first priority lien on the Designated Collateral and a perfected, second priority lien in the Shared Collateral described under "Collateral and Guarantees" in the Term Sheet, subject to customary permitted liens to be agreed upon, and any other closing documentation as the Credit Providers shall reasonably request, all of the foregoing in form and substance reasonably satisfactory to the Credit Providers. There shall be no restriction, whether contractual (as a violation of, or default or event of default or other adverse consequence under, the applicable contract or any other agreement of the Parent or its subsidiaries) or under any applicable law, on the hypothecation and pledge of the revenue contracts of PacketVideo Corporation as described under "Collateral and Guarantees" in the Term Sheet, or on the ability of the Credit Providers to realize or foreclose on, or sell or otherwise transfer, or otherwise exercise their rights in respect of, such revenue contracts and the proceeds thereof.

         8. The Parent and the Company shall have provided the documentation and other information to the Credit Providers that is required by regulatory authorities under applicable "know your customer" and anti-money-laundering rules and regulations.

         9. The Collateral Agent under the Second Lien Notes shall have a perfected, second priority lien on and security interest in all assets as required in the Term Sheet under the heading "Collateral and Guarantees." The Credit Providers shall have a perfected, first priority lien on and security interest in the Designated Collateral and a perfected, second priority lien on and security interest in the Shared Collateral, all as required in the Term Sheet under the heading "Collateral and Guarantees."

         10. All costs, fees, expenses (including, without limitation, legal fees and expenses) and other compensation payable to the Credit Providers, and to the Collateral Agent under the Second Lien Notes and, if applicable, to the Collateral Agent or Collateral Agents under the Credit Facility, shall have been paid to the extent due.

         11. The documentation governing the First Lien Notes (such documentation, the "First Lien Documents"), the Second Lien Notes (such documentation, the "Second Lien Documents"), and the Third Lien Notes (such documentation, the "Third Lien Documents" and, together with the First Lien Documents and the Second Lien Documents, collectively the "Existing Debt Documentation") shall have been amended, in a manner satisfactory in form and substance to the Credit Providers, to permit the entry into the Credit Facility and the consummation of the transactions contemplated thereby, the incurrence of the debt under the Credit Facility and the guarantees thereof, and the security interests securing the Credit Facility, to reflect the provisions under the heading "Voting / Amendments" in the Term Sheet, to exclude any requirement that the proceeds of dispositions of the Designated Collateral (whether as an Asset Sale or otherwise) become Shared Collateral or be applied to payment of any Existing Debt or other amounts owing under the Existing Debt Documentation, and to reflect the other terms and conditions set forth herein and in the Term Sheet. The Required Consents (as defined in the Term Sheet) shall have been obtained.

                                    ANNEX III
                                    ---------

                               FORM OF ASSIGNMENT
                               ------------------

         This ASSIGNMENT, dated as of ___________, is entered into between ___________ ("Assignor") and ___________ ("Assignee").

         The parties hereto hereby agree as follows:

         Section 1. Assignment. Assignor hereby assigns to Assignee, and Assignee hereby assumes from Assignor, a portion of Assignor's rights and obligations in its capacity as Credit Provider under the Working Capital Credit Facility Commitment Letter, dated as of March 27, 2009, from Navation, Inc. to NextWave Wireless LLC and NextWave Wireless Inc. (collectively, together with the attachments and annexes thereto, the "Commitment Letter"; capitalized terms defined therein and not herein being used herein as therein defined), consisting of a $___________ principal amount of the commitment to provide the Credit Facility, and a ratable share of the other rights and obligations of Assignor thereunder, in each case to the extent related to such principal amount (the "Assigned Interest").

         Section 2. Representations, Warranties and Covenants of
Assignor. Assignor represents and warrants to Assignee that (i) it has full power and authority, and has taken all actions necessary for it, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and (ii) it is the legal and beneficial owner of its Assigned Interest and that such Assigned Interest is free and clear of any adverse claims, and (iii) the person signing, executing and delivering this Assignment on behalf of the Assignor is an authorized signer for the Assignor and is authorized to execute, sign and deliver this Assignment. [Assignor agrees to pay Assignee $___________ in immediately available funds (the "Assignment Fee") in consideration for Assignee's agreement to enter into this Assignment, constituting the ratable share of the Commitment Fee, specified in the Term Sheet and payable under the Commitment Letter to Assignor, that is allocable to the Assigned Interest. Assignor shall pay the Assignment Fee to Assignee promptly upon, and in any event no later than one business day after the date of, Assignor's receipt of such Commitment Fee or any portion thereof in an amount equal to or greater than the amount of the Assignment Fee.]

         Section 3. Representations and Warranties of Assignee. Assignee (a) represents and warrants to Assignor that (i) it has full power and authority, and has taken all actions necessary for Assignee, to execute and deliver this Assignment and to consummate the transactions contemplated hereby, and (ii) the person signing, executing and delivering this Assignment on behalf of the Assignor is an authorized signer for the Assignor and is authorized to execute, sign and deliver this Assignment.

         Section 4. Conditions to Effectiveness; Determination of Effective Date. The effective date of this Assignment (the "Effective Date") shall be the date hereof, provided that, and as a condition thereto, each of Assignor and Assignee shall have received from the other a duly executed counterpart of this Assignment.

         Section 5. Effect. As of the Effective Date, (a) Assignee shall be a party to the Commitment Letter and have the rights and obligations of a Credit Provider under the Commitment Letter to the extent provided herein in respect of the Assigned Interest, and (b) Assignor shall, to the extent provided in this Assignment, relinquish its rights and be released from its obligations under the

Commitment Letter to the extent related solely to the Assigned Interest.

         Section 6. Miscellaneous. This Assignment shall be governed by, and be construed and interpreted in accordance with, the law of the State of New York. This Assignment may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Assignment by facsimile transmission or electronic transmission shall be as effective as delivery of a manually executed counterpart of this Assignment.


                            [SIGNATURE PAGES FOLLOW]

                   IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be executed by their respective officers thereunto duly authorized, as of the date first above written.




                                            -----------------------------------
                                            as Assignor

                                            By:
                                                -------------------------------
                                            Name:
                                            Title:



                                            -----------------------------------
                                            as Assignor

                                            By:
                                                -------------------------------
                                            Name:
                                            Title:












                         [Signature page - Assignment]

Accepted and agreed to as of
the date first written above:



NEXTWAVE WIRELESS LLC

By:
    --------------------------------------
    Name: Francis J. Harding
    Title: Executive Vice President



NEXTWAVE WIRELESS INC.

By:
    --------------------------------------
    Name: Francis J. Harding
    Title: Executive Vice President





















                         [Signature page - Assignment]